ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 20140749847-06
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/03/2014 5:54 AM
	Entity Number E0093202010-1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:
Port of Call Online, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
Authorized Shares: 65,000,000 shares of common stock; Par value: $0.001
Authorized Shares: 10,000,000 shares of preferred stock; Par value: $0.001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
Authorized Shares: 520,000,000 shares of common stock; Par value $0.001
Authorized Shares: 10,000,000 shares of preferred stock; Par value: $0.001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
Eight (8) shares of common stock for each one (1) issued share of common stock.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
None

7. Effective date and time of filing: (optional) Date: November 7, 2014 Time:
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X
Signature of Officer

President
Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.